UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2020
THERMON GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DE	001-35159	27-2228185
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7171 Southwest Parkway
Building 300,	Suite 200
Austin	TX	78735
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (512) 690-0600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	THR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Thermon Group Holdings, Inc., a Delaware corporation (the “Company”), is party to a Credit Agreement, dated as of October 30, 2017, with JPMorgan Chase Bank, National Association, as administrative agent, certain subsidiaries of the Company as borrowers, and the other lenders party thereto, providing for a senior secured revolving credit facility with a commitment of $60 million (the “Revolving Credit Facility”). The maturity date of the loans under the Revolving Credit Facility is October 28, 2022.

A description of the material terms of the Revolving Credit Facility is set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2017, which is incorporated in this Item 2.03 by reference.

As of December 31, 2019, approximately $3.1 million was outstanding under the Revolving Credit Facility and there was $4.2 million in outstanding letters of credit. In the current quarter, we made additional borrowings under the Revolving Credit Facility and, on April 16, 2020, we borrowed an additional $30.0 million under the Revolving Credit Facility resulting in a total of $41.0 million (including $4.0 million in letters of credit) being currently outstanding under the Revolving Credit Facility. After the draw, the Company maintains approximately $19.0 million of additional borrowing capacity (subject to the borrowing base) under the Revolving Credit Facility.  The current interest rate for borrowings under the Revolving Credit Facility is approximately 2.9%.

The Company increased its borrowings under the Revolving Credit Facility as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current macroeconomic uncertainty resulting from the COVID-19 pandemic and volatility in commodity markets. The Company notes that it had sufficient liquidity prior to making the incremental Revolving Credit Facility borrowings, and the proceeds from the incremental Revolving Credit Facility borrowings are currently being held on the Company’s balance sheet, resulting in additional cash and cash equivalents of approximately $33.9 million as of April 21, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMON GROUP HOLDINGS, INC.

Date: April 24, 2020	By:	/s/ Ryan Tarkington
	Name:	Ryan Tarkington
	Title:	General Counsel & Corporate Secretary